As filed with the Securities and Exchange Commission on April 25, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLE HOSPITALITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Virginia	26-1379210
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

814 East Main Street Richmond, Virginia 23219 (804) 344-8121
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Justin G. Knight President and Chief Executive Officer Apple Hospitality REIT, Inc. 814 East Main Street Richmond, Virginia 23219 (804) 344-8121
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to: Paul Manca Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004-1109 (202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Common Shares, no par value per share (3)
Preferred Shares, no par value per share (3)
Depositary Shares, representing Preferred Shares (3)
Warrants (3)(4)
Rights (3)
Debt Securities
Total

(1)  The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common shares, preferred shares, depositary shares, warrants, rights and debt securities that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate.

(2)   In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Apple Hospitality REIT, Inc. is deferring payment of all of the registration fee, except for $18,562 that is being offset with respect to $160,157,535 of unsold securities from a prior registration statement. Apple Hospitality REIT, Inc. filed Registration Statement No. 333-210174 on March 14, 2016 (the “Prior Registration Statement”), which became effective upon filing, registering an indeterminate amount of common shares, preferred shares, depositary shares, warrants, rights and debt securities. On February 28, 2017, Apple Hospitality REIT, Inc. filed a prospectus supplement to the prospectus contained in the Prior Registration Statement pursuant to Rule 424(b) of the Securities Act registering $300,000,000 of common shares, for a total filing fee of $34,770. Pursuant to Rule 457(p), Apple Hospitality REIT, Inc. hereby offsets $18,562 of such previously paid filing fee with respect to unsold common shares against the total amount of the filing fee due for this Registration Statement, which will be paid on a “pay as you go” basis.

(3)   Including an indeterminate number of shares that may be issued by Apple Hospitality REIT, Inc. with respect to common shares or preferred shares by way of a share distribution, share split or in connection with a share combination, merger, consolidation or otherwise.

(4)   The warrants covered by this registration statement may be warrants for common shares, preferred shares or depositary shares.

PROSPECTUS

APPLE HOSPITALITY REIT, INC.

Common Shares, Preferred Shares, Depositary Shares,

Warrants, Rights and Debt Securities

We may offer, from time to time, one or more series or classes of:

●	Common shares;
●	Preferred shares;
●	Depositary shares representing our preferred shares;
●	Warrants exercisable for our common shares, preferred shares or depositary shares representing preferred shares;
●	Rights to purchase common shares; and
●	Unsecured senior or subordinate debt securities.

We refer to our common shares, preferred shares, depositary shares, warrants, rights and debt securities collectively as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The prices and terms of any securities to be offered, the net proceeds that we expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be set forth in one or more supplements to this prospectus.

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 42. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “APLE.” On April 24, 2019, the last reported sale price of our common shares on the NYSE was $16.45 per share. Our principal executive offices are located at 814 East Main Street, Richmond, Virginia 23219, and our telephone number is (804) 344-8121.

You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in any of these securities.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 25, 2019

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“Courtyard by Marriott®,” “Fairfield by Marriott®,” “Marriott® Hotels,” “Renaissance® Hotels,” “Residence Inn by Marriott®,” “SpringHill Suites by Marriott®” and “TownePlace Suites” by Marriott®  are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this prospectus, or the information incorporated by reference herein, whether relating to the hotel information, operating information, financial information, Marriott®’s relationship with Apple Hospitality REIT, Inc. or otherwise. Marriott® is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT, Inc. offering and will receive no proceeds from the offering of the securities to be offered hereby. Marriott® has not expressed any approval or disapproval regarding this prospectus, and the grant by Marriott® of any franchise or other rights to Apple Hospitality REIT, Inc. shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this prospectus.

“Embassy Suites by Hilton®,” “Hampton by Hilton®,” “Hampton Inn & Suites by Hilton®,” “Hilton® Hotels & Resorts,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide Holdings Inc. or one of its affiliates. All references to “Hilton®” mean Hilton Worldwide Holdings Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this prospectus, or the information incorporated by reference herein, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hilton® is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT, Inc. offering and will receive no proceeds from the offering of the securities to be offered hereby. Hilton® has not expressed any approval or disapproval regarding this prospectus, and the grant by Hilton® of any franchise or other rights to Apple Hospitality REIT, Inc. shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this prospectus.

“Hyatt®,” “Hyatt House®” and “Hyatt Place®” are each a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references to “Hyatt®” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt® is not responsible for the content of this prospectus, or the information incorporated by reference herein, whether relating to hotel information, operating information, financial information, Hyatt®’s relationship with Apple Hospitality REIT, Inc., or otherwise. Hyatt® is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in any Apple Hospitality REIT, Inc. offering and will receive no proceeds from the offering of the securities to be offered hereby. Hyatt® has not expressed any approval or disapproval regarding this prospectus, and the grant by Hyatt® of any franchise or other rights to Apple Hospitality REIT, Inc. shall not be construed as any expression of approval or disapproval. Hyatt® has not assumed and shall not have any liability in connection with this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer at any time, from time to time, in one or more offerings. This prospectus provides only a general description of the securities we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities, which we will attach to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Where You Can Find More Information and Incorporation by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Apple Hospitality REIT, Inc., a Virginia corporation, together with its wholly owned subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, our ability to effectively acquire and dispose of properties; our ability to successfully integrate pending transactions and implement our operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact our business, assets or classification as a real estate investment trust (“REIT”). Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. In addition, our qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review the risk factors described in our filings with the Securities and Exchange Commission (“SEC”), including but not limited to those discussed in the section titled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other documents that we may file from time to time in the future with the SEC. Any forward-looking statement that we make speaks only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 together with all the other information contained or incorporated by reference into this prospectus, including the risks we have highlighted in other sections of this prospectus, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

OUR COMPANY

We are a Virginia corporation that has elected to be treated as a REIT for federal income tax purposes. We are a self-advised REIT that invests in income-producing real estate, primarily in the lodging sector, in the United States. Our shares are listed on the NYSE under the symbol “APLE.”

We are one of the largest hospitality REITs, in both the number of hotels and guest rooms in the United States, with significant geographic and brand diversity. Our primary business objective is to maximize shareholder value by achieving long-term growth in cash available for distributions to our shareholders. We have pursued and will continue to pursue this objective through thoughtful capital allocation with well-timed acquisitions and dispositions of primarily rooms-focused hotels throughout the United States and by proactively asset managing the properties acquired with the intent of long-term ownership. We have generally acquired fee ownership of our properties and focused on hotels with diverse demand generators, strong brand recognition, high levels of customer satisfaction and strong operating margins. With an emphasis on upscale rooms-focused hotels, we utilize our asset management experience and expertise to improve the quality and performance of our hotels by working with our property managers to aggressively manage room rates and cost structure by benchmarking with internal and external data, using our scale to help negotiate favorable vendor contracts, engaging with industry leaders in hotel management, and franchising the hotels with leading brands and actively participating with the franchisors to strengthen the brands. To maintain our competitive advantage, we continuously reinvest in our hotels. With our depth of ownership and extensive experience with Hilton and Marriott in upscale and upper mid-scale rooms-focused brands, we have been able to enhance our reinvestment approach.

As of December 31, 2018, we owned 241 hotels with an aggregate of 30,812 rooms located in urban, high-end suburban and developing markets throughout 34 states. All of our hotels operate under Marriott, Hilton or Hyatt brands, pursuant to licenses with Marriott International, Inc., Hilton Worldwide Holdings Inc., Hyatt Hotels Corporation or their respective affiliates. The hotels are operated and managed under separate management agreements with 23 hotel management companies, none of which are affiliated with us.

We elected to be taxed as a REIT, for U.S. federal income tax purposes, when we filed our U.S. federal tax return for the taxable year ended December 31, 2008.

Our principal executive offices are located at 814 East Main Street, Richmond, Virginia 23219. Our telephone number is (804) 344-8121. Our website is located at www.applehospitalityreit.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any applicable prospectus supplement. We have included our website address as an inactive textual reference and do not intend it to be an active link to our website.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. We may also use the net proceeds to acquire another REIT or other company that invests in income producing properties, although we do not have a specific plan to do so. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper.

DESCRIPTION OF CAPITAL SHARES

General

Our amended and restated articles of incorporation, as amended (“articles of incorporation”), provide that we may issue up to 800,000,000 common shares, no par value per share, and 30,000,000 preferred shares, no par value per share, which are undesignated preferred shares. Our articles of incorporation authorize our board of directors, without shareholder approval, to amend our articles of incorporation to fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Virginia Stock Corporation Act, of any series within the preferred shares prior to the issuance of any shares of that series. As of April 5, 2019, 223,868,180 common shares were issued and outstanding and no preferred shares were issued and outstanding. Under the Virginia Stock Corporation Act, shareholders generally are not liable for the corporation’s debt or obligations.

DESCRIPTION OF COMMON SHARES

Voting Rights of Common Shares

Subject to the provisions of our articles of incorporation and our second amended and restated bylaws (“bylaws”) regarding the restrictions on transfer and ownership of capital shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of our common shares have exclusive voting power with respect to the election of directors and for all other purposes, except as otherwise required by law or as provided in our articles of incorporation with respect to any series of preferred shares then outstanding. There is no cumulative voting in the election of directors. Directors are elected by the plurality of votes cast and entitled to vote in the election of directors; provided, that if an incumbent director fails to receive at least a majority of the votes cast, such director will tender his or her resignation from the Board.

For more information regarding voting rights of common shareholders, see “Certain Provisions of Virginia Law and Our Articles of Incorporation and Bylaws—Amendment of Our Articles of Incorporation and Bylaws and Approval of Extraordinary Transactions.”

Dividends, Distributions, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of shares and to the provisions of our articles of incorporation and bylaws regarding the restrictions on transfer and ownership of capital shares, holders of our common shares are entitled to receive dividends on such common shares if, as and when authorized by our board of directors, and declared by us out of assets legally available therefor. Subject to the rights of holders of shares ranking senior to the holders of our common shares as to dividends and distributions, holders of our common shares also are entitled to receive, if and when declared by our board of directors, dividends and distribution of our net assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up of the affairs of our company.

Holders of our common shares have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our articles of incorporation and bylaws regarding the restrictions on transfer and ownership of capital shares, common shares will have equal dividend, liquidation and other rights.

Restrictions on Ownership and Transfer

With certain exceptions, our articles of incorporation generally prohibit any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding common shares, by value or by number of shares, whichever is more restrictive. However, our articles of incorporation permit (but do not require) exceptions to be made for shareholders provided that our board of directors determines that such exceptions will not jeopardize our qualification as a REIT. Similarly, our bylaws generally prohibit any person or entity from owning more than 9.8% of the total number of the issued and outstanding common shares of any separate class or series. Pursuant to Virginia law, the restrictions included in our bylaws apply to any of our shareholders who did not vote in favor of the amendment to include the restrictions on ownership and transfer in our articles of incorporation, which occurred in 2014.  All other shareholders, including shareholders who may acquire common shares in an offering pursuant to this prospectus, are subject to the restrictions on transfer and ownership in our articles of incorporation. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED SHARES

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our articles of incorporation, the articles of amendment that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

General

Our articles of incorporation provide that we may issue up to 30,000,000 preferred shares, no par value per share. As of April 24, 2019, no preferred shares were issued and outstanding. Subject to the limitations prescribed by Virginia law and our articles of incorporation and bylaws, our board of directors is authorized, without shareholder approval, by adoption of an amendment of our articles of incorporation, to fix in whole or in part the preferences, limitations and relative rights of any series within the preferred shares prior to the issuance of any shares of that series, and to issue one or more series of preferred shares. The preferred shares will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:

●	the title and stated value of such preferred shares;

●	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

●	the procedures for any auction and remarketing, if any, for such preferred shares;

●	the provisions for a sinking fund, if any, for such preferred shares;

●	the provisions for redemption, if applicable, of such preferred shares;

●	any listing of such preferred shares on any securities exchange;

●

the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

●	a discussion of federal income tax considerations applicable to such preferred shares;

●

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●

in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

●	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Restrictions on Ownership

With certain exceptions, our articles of incorporation generally prohibit any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding preferred shares of any class or series, by value or by number of shares, whichever is more restrictive. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our preferred shares will be set forth in the applicable prospectus supplement.

Certain Provisions of Virginia Law and Our Articles of Incorporation and Bylaws

See “Certain Provisions of Virginia Law and Our Articles of Incorporation and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights). As of April 24, 2019, no depositary shares were issued and outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our articles of incorporation. See “Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares or other preferred shares, and we will agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meet certain capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor the company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of our company and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

With certain exceptions, our articles of incorporation generally prohibit any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding preferred shares of any class or series, by value or by number of shares, whichever is more restrictive. Holders of depositary receipts will be subject to the ownership restrictions set forth in our articles of incorporation. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As of April 24, 2019, no warrants were issued and outstanding.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of such warrants;

●	the aggregate number of such warrants;

●	the aggregate number of common shares purchasable upon exercise of such warrants;

●	the price or prices at which such warrants will be issued and provisions for changes or adjustments in the exercise price;

●	the currencies in which the price or prices of such warrants may be payable;

●	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

●	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of such warrants which may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	a discussion of material federal income tax considerations; and

●	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

Holders of warrants will be subject to the ownership restrictions set forth in our articles of incorporation. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. As of April 24, 2019, no rights were issued and outstanding.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

●	the date for determining the shareholders entitled to the rights distribution;

●	the aggregate number of common shares purchasable upon exercise of such rights;

●	the exercise price of such rights and provisions for changes or adjustments in the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which such rights may be transferable separately;

●	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

●	any special U.S. federal income tax consequences; and

●	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

Holders of rights will be subject to the ownership restrictions set forth in our articles of incorporation. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEBT SECURITIES

Pursuant to our articles of incorporation, our board of directors may, in its discretion, authorize and issue any notes, bonds, debentures or other obligations of our company on such terms and at such prices as our board of directors determines in its sole discretion.

We may issue senior debt securities in one or more series under a senior indenture to be entered into between us and a commercial bank we will select to act as senior indenture trustee. We may issue subordinated debt securities in one or more series under a subordinated indenture between us and a commercial bank we will select to act as subordinated indenture trustee. We use the term indenture trustee to refer to the senior indenture trustee or subordinated indenture trustee, as appropriate. We refer to the senior indenture and the subordinated indenture together as the indentures and individually as an indenture. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The indentures will be available for inspection at the corporate trust offices of the senior indenture trustee and the subordinated indenture trustee and as described below under “Where You Can Find More Information and Incorporation by Reference.”  The indentures are subject to and governed by the Trust Indenture Act of 1939.

We describe below some of the terms of the debt securities and some of the provisions of the indentures. We will describe in a prospectus supplement the specific terms of the debt securities and the extent to which the provisions described below apply. The descriptions in this prospectus and the applicable prospectus supplement are not complete and may not contain all of the information that may be important to you. To obtain further information, you should refer to the provisions of the indentures and the debt securities. Capitalized terms used in this summary but not defined have the meaning specified in the indentures.

General

The debt securities will be direct, unsecured obligations of our company. The senior debt securities will rank equally with all other unsecured and unsubordinated debt of our company. Payments on the subordinated debt securities will be subordinated to the prior payment in full of our senior debt, as described in this section under “—Subordination.” Each indenture provides that we may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or under authority granted by, a resolution of our board of directors or as established in one or more supplemental indentures. We may issue debt securities with terms different from those of debt securities previously issued. Debt securities of one series may be issued at different times and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

●	the title of the series of debt securities and whether the debt securities are senior or subordinated;

●	the aggregate principal amount of the debt securities of the series and any limit on the aggregate principal amount;

●	whether such debt securities are to be issuable in global form, as registered securities or as bearer securities;

●

the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which we will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

●	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

●	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

●	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

●	the place or places where the payments on the debt securities of the series will be payable;

●	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

●

the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series pursuant to any sinking fund or analogous provision or at the option of the holders of debt securities of the series;

●

if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of such securities or the method by which such portion is to be determined;

●	the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

●

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon us in respect of the debt securities of the series or the indenture may be served, if different than the corporate trust office of the trustee;

●	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of our company or any other Person or into any other securities;

●

if other than U.S. dollars, the foreign currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in U.S. dollars for any purpose, and the ability, if any, of our company or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

●

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “indexed securities”) and the manner used to determine those amounts;

●	any addition to, modification of, or deletion of, any covenant or event of default with respect to debt securities of the series or any guarantee;

●	whether the securities will be secured and, if so, the collateral and the extent to which, and the terms and conditions upon which, such securities will be secured;

●	if the securities will not be subject to any provisions relating to satisfaction and discharge, defeasance or covenant defeasance;

●	the covenants subject to covenant defeasance;

●	the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

●	the identity of the depository for the global debt securities;

●

the circumstances under which we or any guarantor will pay additional amounts on such securities in respect of any tax, assessment, or other governmental charge and whether we will have the option to redeem such securities rather than pay the additional amounts;

●

if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

●

whether securities of the series will be guaranteed by a guarantor and, if so, the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

●

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

●	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

●	the exchanges, if any, on which the debt securities of the series may be listed;

●	the price or prices at which the debt securities of the series will be sold;

●

if debt securities issuable in global form are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the forms and terms of such certificates documents or conditions;

●

the person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

●	any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the indenture;

●	any change in the right of the trustee or the right of the requisite holders of debt securities to declare the principal amount thereof due and payable; and

●	any other terms of debt securities of the series and any deletions from or modifications or additions to the indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the indentures will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have a material adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)      a highly leveraged or similar transaction involving our management, or any affiliate of any of those parties,

(2)      a change of control, or

(3)      a reorganization, restructuring, merger, or similar transaction involving us or our affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of our company or an agent of our company in the City of New York. However, we, at our option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

●

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

●	register the transfer of or exchange any registered security, or any portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

●

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under either indenture:

●

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

●

the principal amount of any indexed security that shall be deemed to be outstanding for these purposes shall be the principal amount of the indexed security determined on the date of its original issuance, unless otherwise provided in the indenture;

●

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

●	a debt security owned by us or any obligor on the debt security or any affiliate of our company or such other obligor shall be disregarded and deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

Existence

Except as described under the section below titled “—Merger, Consolidation or Sale,” we will be required to do everything necessary to preserve and keep in full force and effect our existence, rights and franchises. But we will not be required to preserve any right or franchise if our board of directors determines that the preservation of the right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties

We will be required to cause all of our material properties used or useful in the conduct of our business or any of our subsidiaries’ businesses to be maintained and kept in good condition, repair and working order (normal wear and tear, casualty and condemnation excepted) and supplied with all necessary equipment and to cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our judgment may be necessary in order for us to at all times properly and advantageously conduct our business carried on in connection with such properties. We will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in our reasonable judgment, doing so is in our best interest, or (3) selling or otherwise disposing for value our properties in the ordinary course of business.

Insurance

We will be required to, and will be required to cause each of our subsidiaries to, keep in force upon all of our insurable properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which we and our Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims

We will be required to pay or discharge before they become delinquent (1) all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon the income, profits or property of our company or any of our subsidiaries, and (2) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a material lien upon the property of our company or any Subsidiary. But we will not be required to pay or discharge any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

Additional Covenants

The applicable prospectus supplement will describe any additional covenants of our company relating to any series of debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an Event of Default with respect to any series of debt securities issued under either indenture:

(1)      default for thirty (30) days in the payment of any installment of interest or additional amounts payable with respect to such interest under the debt securities of that series;

(2)      default in the payment of the principal of or premium, if any, on, or any additional amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

(3)      failure to comply with any of our other agreements contained in the debt securities or the indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the indenture or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series) upon receipt by us of notice of such default by the trustee or receipt by us and the trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and we fail to cure (or obtain a waiver of) such default within sixty (60) days after we receive such notice;

(4)      failure to pay any recourse indebtedness for monies borrowed by us, any guarantor or any Significant Subsidiary in an outstanding principal amount in excess of $100 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to us from the trustee (or to us and the trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series); and

(5)      specified events of bankruptcy, insolvency, or reorganization with respect to us, any guarantor or any Significant Subsidiary.

“Significant Subsidiary” means any Subsidiary, including its Subsidiaries, that meets either of the following conditions:

●

Our and our other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of our company’s and our Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the debt securities or filed with the SEC; or

●

Our and our other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of our and our Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the debt securities or filed with the SEC.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the trustee has actual knowledge (as such knowledge is described in the indenture) of a default relating to such debt securities.

If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

Each indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or such debt securities, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to the trustee, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of either indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any additional amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, provided that the direction would not conflict with any rule or law or with the applicable indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action or could not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Within 120 calendar days after the close of each fiscal year, we must deliver to each trustee an officer’s certificate stating whether or not such certifying officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof. We must also deliver to the trustee an officer’s certificate within 30 days of becoming aware of a default under the indenture.

Modifications and Waivers

Each indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the applicable indenture.

However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

●	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts, if any, with respect to, any debt securities;

●

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any additional amounts payable with respect to any debt securities or related guarantee or change our or any guarantor’s obligation to pay additional amounts;

●

reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security or the amount thereof provable in the event of bankruptcy;

●	adversely affect any right of repayment or repurchase at the option of any holder;

●	change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt security or guarantee is payable;

●

impair the right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity (or, in the case of redemption on or after the redemption date, or on or after the date for repayment or repurchase);

●

in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms;

●

reduce the percentage in aggregate principal amount of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the applicable indenture or specified defaults under the applicable indenture and their consequences;

●

modify the sections of the applicable indenture setting forth the provisions of such indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of such indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series;

●	release a guarantor from any of the obligations under a guarantee except as permitted under the applicable indenture; or

●	make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

Each indenture also contains provisions permitting us and any guarantor, as applicable, and the trustee, without the consent of the holders of any debt securities, to modify or amend the applicable indenture, to among other things:

●	to evidence a successor to us or any guarantor, if applicable, as under the indenture, or successive successions, and the assumption by any such successor of the covenants of company or any guarantor;

●

to add to the covenants of our company or any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us or any guarantor in the indenture;

●

to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action does not adversely affect the interest of the holders of debt securities of any series;

●	to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

●

to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

●	to make any change necessary to comply with any requirement of the SEC in connection with the indenture under the Trust Indenture Act;

●

to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the indenture;

●	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

●	to cure any ambiguity, defect or inconsistency in the indenture;

●

to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any holder in any material respect;

●

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities;

●	to provide for the issuance of additional debt securities, subject to the limitations established in the indenture;

●	to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

●	to add to or change any provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

●

to amend or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding;

●

in the case of any series of debt securities which are convertible into or exchangeable for common shares or other securities or property, to safeguard or provide for the conversion or exchange rights of such debt securities in the event of any reclassification or change of outstanding common shares or any merger, consolidation, statutory share exchange or combination of us with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of our assets to any other person or similar transactions, if expressly required by the terms of such debt securities;

●	to provide for reduction in the minimum denominations of the debt securities; or

●

to conform the terms of the indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the applicable indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (a) in the payment of the principal of, or premium, if any, or interest, if any, on, and any additional amounts with respect to, the debt securities of that series, (b) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of our company, or (c) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Merger, Consolidation and Sale

We may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of our property and assets to, any other entity, provided that the following conditions are met:

●

we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

●

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

●

either we or the successor entity, in either case, shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable indenture and that all conditions precedent provided for relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) we shall be discharged from our obligations under the debt securities and the indentures.

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior indenture) whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

●	liquidation;

●	dissolution;

●	winding-up;

●	receivership;

●	reorganization;

●	assignment for the benefit of creditors;

●	marshaling of assets and liabilities;

●	bankruptcy;

●	insolvency; or

●	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

●	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

●

there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” as defined in the subordinated indenture means the principal of and interest on, or substantially similar payments to be made by us regarding the following, whether outstanding at the date of execution of the subordinated indenture or subsequently incurred, created or assumed (other than non-recourse obligations):

(1)      debt of our company for money borrowed or represented by purchase-money obligations;

(2)      debt of our company evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

(3)      obligations of our company from capital leases on our consolidated balance sheet of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

(4)      debt of partnerships and joint ventures that is included in our consolidated financial statements;

(5)      debt, obligations and liabilities of others as to which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire; and

(6)      any binding commitment of our company to fund any real estate investment or to fund any investment in any entity making the real estate investment;

in each case other than:

●

any debt, obligation or liability referred to in the preceding clauses as to which the instrument creating or evidencing the debt, obligation or liability, provides that the debt, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

●	any debt, obligation or liability that is subordinated to debt of our company, to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

●	the subordinated debt securities.

At December 31, 2018, Senior Debt aggregated an outstanding balance of approximately $930 million in principal amount. The subordinated indenture does not restrict the creation of additional Senior Debt.

Discharge, Defeasance and Covenant Defeasance

Satisfaction and Discharge

Each indenture provides that, upon our direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of each indenture, including (unless the accompanying prospectus supplement provides otherwise) our obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and our, or any guarantor’s, if applicable, obligation to pay additional amounts in respect of such debt securities to the extent described below, when:

●	either

(A)	all outstanding debt securities of that series have been delivered to the trustee for cancellation, subject to exceptions, or

(B)

all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those additional amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

●	we have paid all other sums payable under the indenture with respect to the debt securities of that series (including amounts payable to the trustee); and

●

the trustee has received an officer’s certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of additional amounts, we or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

●	to defease and discharge a series of debt securities and any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A)

the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below;

(B)	the obligations to register the transfer or exchange of those debt securities;

(C)	the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(D)	the obligation to maintain an office or agent of our company in the City of New York, in respect of those debt securities;

(E)	the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(F)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(G)	the rights, powers, trusts, duties and immunities of the trustee; or

●

to be released from our obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the indenture related to the preservation of the rights (charter and statutory) and our franchises, maintenance of insurance and payment of material taxes and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of additional amounts and (y) the amount of the additional amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our reasonable discretion, the additional amounts with respect to those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

●	it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

●	in the case of legal defeasance, we shall have delivered to the trustee an opinion of independent counsel acceptable to the trustee confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

●

in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

●

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

●

solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

●

we shall have delivered to the trustee an officer’s certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust or trusts separate and apart from the trust or trusts administered by any other trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.

We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, each indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

Each indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, or if delivered electronically pursuant to the applicable procedures of the depositary, to them at their respective addresses in the register maintained by the trustee.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire common shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of directors believes that it is essential for us to qualify as a REIT, our articles of incorporation, subject to certain exceptions, contain restrictions on the number of shares of our capital stock that a person may own.

In order to assist us in complying with the limitations on the concentration of ownership of our shares imposed by the Code, our articles of incorporation generally prohibit any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding common shares, by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding preferred shares of any class or series, by value or by number of shares, whichever is more restrictive. However, our articles of incorporation permit (but do not require) exceptions to be made for shareholders provided that our board of directors determines that such exceptions will not jeopardize our qualification as a REIT.

Our articles of incorporation also prohibit any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring our shares if such transfer would result in us being beneficially owned by fewer than 100 persons (determined without regard to any rules of attribution), (3) beneficially or constructively owning our shares that would result in our owning (directly or constructively) 10% or more of the ownership interest in a tenant of our real property if income derived from such tenant for our taxable year would result in more than a de minimis amount of non-qualifying income for purposes of the REIT tests that, taking into account any other non-qualifying gross income of ours, would cause us to fail to satisfy an applicable REIT gross income requirement, and (4) beneficially or constructively owning our shares that would cause us otherwise to fail to qualify as a REIT, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Code) that operates a “qualified lodging facility” (as defined in Section 856(d)(9)(D)(i) of the Code) on behalf of a taxable REIT subsidiary, or TRS, failing to qualify as such. Any person who acquires or attempts or intends to acquire beneficial ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of directors may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of directors, in its sole discretion, may waive the 9.8% ownership limit for common shares or preferred shares for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person’s ownership in excess of the 9.8% limit for common or preferred shares would not jeopardize our qualification as a REIT. As a condition of granting the waiver, our board of directors, in its sole and absolute discretion as it may deem necessary or advisable, may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel in either case in form and substance satisfactory to our board of directors in order to determine or ensure our qualification as a REIT.

In addition, our board of directors from time to time may increase the share ownership limits. However, the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

If any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares that otherwise would cause any person to violate the above limitations will be void. Shares held in the charitable trust will continue to constitute issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Virginia law, effective as of the date that such shares have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

●	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

●	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the share ownership limits in our articles of incorporation. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

●

the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

●	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that our shares have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

●	such shares will be deemed to have been sold on behalf of the charitable trust; and

●

to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

●	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

●	the market price on the date we, or our designee, accepts such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates, if any, representing our shares will bear a legend referring to the restrictions described above.

Every shareholder of record of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of each actual owner, the number of shares of each class and series of shares that each actual owner beneficially owns and a description of the manner in which such shares are held. Each such shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These share ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or might otherwise be in the best interest of our shareholders.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company (“DTC”) is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

 The debt securities will be issued in the form of one or more fully registered global securities (“Global Notes”) that will be deposited with, or on behalf of, DTC, and registered in the name of DTC’s nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive debt securities in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such Global Notes as Participants on the books of DTC.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

●	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

●

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the debt securities for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the debt securities. Under the terms of each indenture, we and the trustee will treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of them has or will have any responsibility or liability for:

●

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

●	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the debt securities and only in respect of such portion of the aggregate principal amount at maturity of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the debt securities for legended debt securities in certificated form, and to distribute such debt securities to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

●

DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 90 days after it receives such notice or of its becoming aware of such cessation;

●	we, at our option and subject to DTC’s procedures, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

●	upon our request or a request from DTC if there has occurred and is continuing a default or Event of Default with respect to the debt securities.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes, if any, may be exchanged for beneficial interests in Global Notes.

Same Day Settlement and Payment

The underwriters will settle the debt securities in immediately available funds. We will make payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The debt securities represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN PROVISIONS OF VIRGINIA LAW AND OUR ARTICLES OF INCORPORATION AND BYLAWS

The following summary of certain provisions of Virginia law and our articles of incorporation and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Virginia law and to our articles of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information and Incorporation by Reference.”

Our Board of Directors

Our bylaws provide that the number of directors of our company may be determined by our board of directors, but may not be less than three nor more than 15.

Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, in our board of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, or by a sole remaining director. If, however, a vacancy is created by the removal of a director by a vote or written consent of our shareholders or court order, such vacancy may be filled only by the vote of a majority of shares entitled to vote or by the written consent of all of the shareholders entitled to vote. Our shareholders may also elect, by the consent of a majority of outstanding shares entitled to vote, a director or directors at any time to fill a vacancy or vacancies not filled by our directors. Any director elected to fill a vacancy will serve until a successor is elected at an annual or special meeting of shareholders.

At the 2018 annual meeting of shareholders, the shareholders approved an amendment to our articles of incorporation to declassify the board and provide for annual elections of directors. As a result, pursuant to our articles of incorporation, until the 2020 annual meeting of shareholders, the number of directors is divided into three groups, with each group consisting of approximately one-third of the total number of directors. At the 2018 annual meeting of shareholders, the directors who were elected to fill the directorships held by directors whose terms expired at the 2018 annual meeting were elected for one-year terms expiring at the 2019 annual meeting of shareholders. At the 2019 annual meeting of shareholders, the directors who will be elected to fill the directorships held by directors whose terms expire at the 2019 annual meeting will be elected for one-year terms expiring at the 2020 annual meeting of shareholders. At the 2020 annual meeting of shareholders, the terms of all directors will expire and at such annual meeting and at each annual meeting thereafter, all directors will be elected for one-year terms expiring at the next annual meeting and the directors will no longer be divided into classes.

Holders of our common shares do not have a right to cumulative voting in the election of directors. Pursuant to our bylaws, directors are elected by the plurality of votes cast and entitled to vote in the election of directors. However, our corporate governance guidelines require that if an incumbent director fails to receive at least a majority of the votes cast, such director will tender his or her resignation from the Board. The Nominating and Governance Committee of the Board will consider, and determine whether to accept, such resignation.

Removal of Directors

Our bylaws provide that our board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has pled guilty or nolo contendere to or been convicted of a felony involving moral turpitude. In addition, any or all directors may be removed for cause (which is defined as a willful violation of our articles of incorporation or bylaws or gross negligence in the performance of a director’s duties) and only by the affirmative vote of either (i) the vote or written consent of all directors other than the director who is being removed, or (ii) the vote of holders of a majority of our outstanding common shares at a meeting of shareholders called for such purpose. Our bylaws also provide that any or all directors may be removed without cause upon the affirmative vote of a majority of the outstanding common shares entitled to vote at a meeting of shareholders called for such purpose.

Affiliated Transactions

The Virginia Stock Corporation Act limits “affiliated transactions” between a corporation and an “interested shareholder” for three years after the date on which the interested shareholder became an interested shareholder, except in compliance with the Virginia Stock Corporation Act. These affiliated transactions include a merger, statutory share exchange, dissolution, or, in circumstances specified in the statute, certain transfers of assets, certain share issuances and transfers and reclassifications involving interested shareholders. Virginia law defines an interested shareholder as:

●

any person who beneficially owns more than 10% of any class of the corporation’s outstanding voting shares (defined as shares of a class that is entitled to vote generally in the election of directors); or

●

an affiliate or associate of the corporation who, at any time within the three-year period prior to the date in question, was the beneficial owner of more than 10% of any class of the corporation’s then-outstanding voting shares.

The Virginia Stock Corporation Act provides that no corporation may engage in any affiliated transaction with any interested shareholder for a period of three years following the date on which an interested shareholder becomes an interested shareholder, unless approved by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the interested shareholder, and by a majority (but not less than two) of the “disinterested directors.” A disinterested director means, with respect to a particular interested shareholder, a member of a corporation’s board of directors who (i) was a member before the later of January 1, 1988 and the date on which an interested shareholder became an interested shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the board. At the expiration of the three-year period, these provisions generally require approval of affiliated transactions by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than those beneficially owned by the interested shareholder.

The statute permits various exemptions from its provisions, including for affiliated transactions entered into with an interested shareholder after the three-year period that are approved by a majority of disinterested directors or are approved by the affirmative vote of the holders of two-thirds of the voting shares other than shares beneficially owned by the interested shareholders, and affiliated transactions where the consideration will be paid to the holders of each class or series of voting shares and certain other statutory fair price conditions are met. Virginia law also requires that, during the three years preceding the announcement of the proposed affiliated transaction, all required dividends have been paid and no special financial accommodations have been accorded the interested shareholder unless approved by a majority of the disinterested directors.

As permitted by the Virginia Stock Corporation Act, we have elected pursuant to a provision in our articles of incorporation to “opt-out” of the affiliated transactions provisions of the statute.

Control Share Acquisitions

The Virginia Stock Corporation Act provides that shares of a Virginia corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of the holders of a majority of the shares entitled to vote on the matter, excluding “interested shares” in a Virginia corporation. “Interested shares” are shares of a corporation which any of the following persons is entitled to exercise or direct the exercise of the voting power in the election of directors: (1) an acquiring person with respect to a control share acquisition; (2) any officer of such corporation; or (3) any employee of such corporation who is also a director of the corporation. A “control share acquisition” means the direct or indirect acquisition of shares, other than in an excepted acquisition, by a person that when added to all other shares which then have voting rights or are beneficially owned by such person would cause such person to become entitled, immediately upon acquisition of such shares, to vote or direct the vote of, shares having voting power within any of the following ranges of the votes entitled to be cast in an election of directors:

●	one-fifth or more but less than one-third of such votes;

●	one-third or more but less than a majority of such votes; or

●	a majority or more of such votes.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making a “control share acquisition statement” as described in the Virginia Stock Corporation Act), may compel our board of directors to call a special meeting of shareholders to be held within 50 days of the acquiring person’s request to consider the voting rights of the shares. If no request for a special meeting is made, the corporation may itself present the question at any shareholders’ meeting.

If voting rights for control shares are approved at a shareholders’ meeting and the acquiror has beneficial ownership of shares entitled to cast a majority of the votes which could be cast in an election of directors, all shareholders other than the acquiring person may be entitled to exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger or share exchange if the corporation is a party to the transaction.

As permitted by the Virginia Stock Corporation Act, we have elected pursuant to a provision in our bylaws to exempt any acquisition of our shares from the control share acquisition provisions of the statute. However, the board of directors may further amend the bylaws to opt into the control share provisions at any time in the future.

Amendment of Our Articles of Incorporation and Bylaws and Approval of Extraordinary Transactions

Under the Virginia Stock Corporation Act, a Virginia corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets or engage in a share exchange unless approved by the affirmative vote of more than two-thirds of all votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes cast) is specified in the corporation’s articles of incorporation. Our articles of incorporation provide that our shareholders, by vote of the holders of a majority of our common shares issued and outstanding and a majority of the votes entitled to be voted by any other voting group required by law to vote thereon as a separate voting group, may vote to approve a plan of merger, share exchange or dissolution or to sell, lease, exchange or otherwise dispose of all or substantially all of our property other than in the usual and regular course of business. Our articles of incorporation also provide that, except as otherwise provided by law or our articles of incorporation with respect to any outstanding series of our preferred shares, our articles of incorporation may be amended at any time, and from time to time, upon the vote of the holders of a majority of our common shares issued and outstanding.

Our articles of incorporation provide that our bylaws may be amended or repealed, or new bylaws adopted, at any time by (1) our board of directors or (2) by a vote of the holders of a majority of our issued and outstanding common shares, and our shareholders in amending, repealing or adopting a bylaw may, except as prohibited by applicable law, expressly provide that our board of directors may not amend, repeal or reinstate that bylaw.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders will be held each year at a date and time as determined by our president or our board of directors. Special meetings of shareholders may be called by our president, by a majority of our board of directors or by the chairman of our board of directors. Additionally, subject to the provisions of our bylaws, special meetings of the shareholders shall be called by our chairman of the board, president or secretary upon the written request of shareholders holding not less than 10% of the eligible votes. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Virginia law and our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent describes that action, is signed by each shareholder entitled to vote on the matter, bearing the date of each signature, and is delivered to the secretary of our company for inclusion in the minutes or filing with our corporate records.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

●	with respect to an annual meeting of shareholders, the proposal of business to be considered by shareholders at the annual meeting may be made only:

o	pursuant to our notice of the meeting;

o	by or at the direction of our board of directors; or

o

by a shareholder who is a shareholder of record of a class of shares entitled to vote on the business that such shareholder has proposed both at the time of giving of the notice of the meeting and on the record date of such annual meeting, and who complies with the advance notice procedures set forth in our bylaws.

●	with respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders.

●	nominations of persons for election to our board of directors may be made only:

o	pursuant to our notice of the meeting;

o	by our board of directors or any committee thereof; or

o

by a shareholder who is a shareholder of record of a class of shares entitled to vote for the election of directors both at the time of giving of the notice required by our bylaws and on the record date for the meeting at which the nominee(s) will be voted upon, and who complies with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely shareholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Virginia Law and Our Articles of Incorporation and Bylaws

The provisions of our bylaws on removal of directors and advance notice of director nominations could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in the best interests of our shareholders. Likewise, provisions of the Virginia Stock Corporation Act that restrict affiliated transactions and control share acquisitions, if we are subject to those provisions in the future, could have similar anti-takeover effects. See “—Affiliated Transactions” and “—Control Share Acquisitions” for additional information on the voting requirements related to these transactions.

Indemnification and Limitation of Directors’ and Officers’ Liability

Our articles of incorporation provide for the limitation or elimination of liability of our directors and officers to our company or our shareholders to the same extent permitted by the Virginia Stock Corporation Act.

The Virginia Stock Corporation Act permits, and our articles of incorporation require, to the fullest extent permitted by Virginia law, that we indemnify our officers and directors in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if such officer or director acted in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his conduct was in the best interests of the corporation or in all other cases, that his conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. The Virginia Stock Corporation Act requires such indemnification, unless limited by a corporation’s articles of incorporation, when a director or officer entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation.

Our articles of incorporation provide that we must indemnify any individual who is, was or is threatened to be made a party to a civil, criminal, administrative, investigative or other proceeding (including a proceeding by or in the right of our company or by or on behalf of our shareholders) because such individual is or was a director or officer of our company or of any legal entity controlled by our company, or is or was a fiduciary of any employee benefit plan established at the direction of our company, against all liabilities and reasonable expenses incurred by him on account of the proceeding, provided that our directors (excluding the indemnified party) determine in good faith that his course of conduct which caused the loss or liability was in the best interests of our company, and provided further that such liabilities and expenses were not incurred because of his willful misconduct, bad faith, reckless disregard of duties or knowing violation of the criminal law. Before any indemnification is paid, a determination must be made that indemnification is permissible in the circumstances because the person seeking indemnification is eligible for indemnification and has met the standard of conduct set forth above. Such determination must be made in the manner provided by Virginia law for determining that indemnification of a director is permissible; provided, however, that if a majority of our directors has changed after the date of the alleged conduct giving rise to a claim for indemnification, the determination that indemnification is permissible must, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by our board of directors and such person.

Unless a determination has been made that indemnification is not permissible, we must make advances and reimbursement for expenses incurred by any person named above upon receipt of an undertaking from him to repay the same if it is ultimately determined that such individual is not entitled to indemnification. We are authorized to contract in advance to indemnify our directors and officers to the extent it is required to indemnify them pursuant to the provisions described above.

Notwithstanding the above, indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of an alleged violation of federal or state securities laws associated with the public offering of our common shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

The rights of each person or entity entitled to indemnification under our articles of incorporation shall inure to the benefit of such person’s or entity’s heirs, executors, administrators, successors or assigns. Indemnification pursuant to our articles of incorporation shall not be exclusive of any other right of indemnification to which any person or entity may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than our company, and indemnification under policies of insurance purchased and maintained by us or others. However, no person or entity shall be entitled to indemnification by us to the extent such person or entity is indemnified by another, including an insurer.

Insofar as the foregoing provisions permit indemnification of directors or officers for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on April 15, 2019, and incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying offered securities are not subscribed for, we may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us. Any underwriter, dealer or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, such as an “at the market offering,” or at negotiated prices, any of which may represent a discount from the prevailing market price. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our common shares may also be sold in one or more of the following transactions:  (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession, discount or commission with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common shares are listed on the NYSE under the symbol “APLE.” Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

In addition, selling shareholders may use this prospectus in connection with resales of our common shares. The applicable prospectus supplement will identify the selling shareholders, their beneficial ownership of our common shares, the shares of common shares that the selling shareholder intends to sell and any material relationships between us and the selling shareholder. Selling shareholders may be deemed to be underwriters under the Securities Act in connection with the common shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, any such selling shareholders will receive all the proceeds from the resale of our common shares. We will not receive any proceeds from the resale by the selling shareholders of common shares. Unless otherwise set forth in a prospectus supplement, the selling shareholders will pay all underwriting discounts, commissions and agent’s commissions, if any.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of Apple Hospitality REIT, Inc. appearing in Apple Hospitality REIT, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 including the schedule appearing therein, and the effectiveness of Apple Hospitality REIT, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. These filings are available free of charge through our Internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.

This prospectus does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any accompanying prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this prospectus. Later information filed with the SEC will update and supersede this information.

This prospectus incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2018, and Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on March 26, 2019;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2019 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2018;

●	our Current Reports on Form 8-K filed with the SEC on January 23, 2019, March 5, 2019, March 20, 2019, March 27, 2019, April 1, 2019, April 15, 2019 and April 16, 2019; and

●

the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on May 13, 2015 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by contacting Investor Relations, 814 East Main Street, Richmond, Virginia 23219, by telephone at (804) 344-8121, or by visiting our website, www.applehospitalityreit.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$	*
Accountant’s Fees and Expenses		**
Legal Fees and Expenses		**
Printing Expenses		**
Miscellaneous		**
TOTAL	$	**

*      In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

**      The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our articles of incorporation provide for the limitation or elimination of liability of our directors and officers to our company or our shareholders to the same extent permitted by the Virginia Stock Corporation Act.

The Virginia Stock Corporation Act permits, and our articles of incorporation require, to the fullest extent permitted by Virginia law, that we indemnify our officers and directors in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if such officer or director acted in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his conduct was in the best interests of the corporation or in all other cases, that his conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. The Virginia Stock Corporation Act requires such indemnification, unless limited by a corporation’s articles of incorporation, when a director or officer entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation.

Our articles of incorporation provide that we must indemnify any individual who is, was or is threatened to be made a party to a civil, criminal, administrative, investigative or other proceeding (including a proceeding by or in the right of our company or by or on behalf of our shareholders) because such individual is or was a director or officer of our company or of any legal entity controlled by our company, or is or was a fiduciary of any employee benefit plan established at the direction of our company, against all liabilities and reasonable expenses incurred by him on account of the proceeding, provided that our directors (excluding the indemnified party) determine in good faith that his course of conduct which caused the loss or liability was in the best interests of our company, and provided further that such liabilities and expenses were not incurred because of his willful misconduct, bad faith, reckless disregard of duties or knowing violation of the criminal law. Before any indemnification is paid, a determination must be made that indemnification is permissible in the circumstances because the person seeking indemnification is eligible for indemnification and has met the standard of conduct set forth above. Such determination must be made in the manner provided by Virginia law for determining that indemnification of a director is permissible; provided, however, that if a majority of our directors has changed after the date of the alleged conduct giving rise to a claim for indemnification, the determination that indemnification is permissible must, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by our board of directors and such person.

Unless a determination has been made that indemnification is not permissible, we must make advances and reimbursement for expenses incurred by any person named above upon receipt of an undertaking from him to repay the same if it is ultimately determined that such individual is not entitled to indemnification. We are authorized to contract in advance to indemnify our directors and officers to the extent it is required to indemnify them pursuant to the provisions described above.

Notwithstanding the above, indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of an alleged violation of federal or state securities laws associated with the public offering of our common shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

The rights of each person or entity entitled to indemnification under our articles of incorporation shall inure to the benefit of such person’s or entity’s heirs, executors, administrators, successors or assigns. Indemnification pursuant to our articles of incorporation shall not be exclusive of any other right of indemnification to which any person or entity may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than our company, and indemnification under policies of insurance purchased and maintained by us or others. However, no person or entity shall be entitled to indemnification by us to the extent such person or entity is indemnified by another, including an insurer.

Insofar as the foregoing provisions permit indemnification of directors or officers for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

Exhibit No.	Description
1.1*	Form of Common Shares Underwriting Agreement
1.2*	Form of Preferred Shares Underwriting Agreement
1.3*	Form of Depositary Shares Underwriting Agreement
1.4*	Form of Warrants Underwriting Agreement
1.5*	Form of Rights Underwriting Agreement
1.6*	Form of Debt Securities Underwriting Agreement
2.1

Agreement and Plan of Merger dated as of April 13, 2016 among Apple REIT Ten, Inc., Apple Hospitality REIT, Inc. and 34 Consolidated, Inc. (Incorporated by reference to Exhibit 2.1 to the registrant’s current report on Form 8-K (SEC File No. 001-37389) filed April 14, 2016)

2.2

First Amendment to Agreement and Plan of Merger dated as of July 13, 2016 among Apple REIT Ten, Inc., Apple Hospitality REIT, Inc. and 34 Consolidated, Inc. (Incorporated by reference to Exhibit 2.1 to the registrant’s current report on Form 8-K (SEC File No. 001-37389) filed July 13, 2016)

3.1

Amended and Restated Articles of Incorporation of the Company, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s quarterly report on Form 10-Q (SEC File No. 001-37389) filed August 6, 2018)

3.2	Second Amended and Restated Bylaws of Apple Hospitality REIT, Inc. (Incorporated by reference to Exhibit 3.1 to our current report on Form 8-K (SEC File No. 001-37389) filed February 18, 2016)
4.1*	Form of Deposit Agreement for Depositary Shares
4.2*	Form of Equity Warrant Agreement
4.3*	Form of Rights Agreement
4.4	Form of Senior Debt Securities Indenture (filed herewith)
4.5	Form of Subordinated Debt Securities Indenture (filed herewith)
4.6*	Form of Senior Debt Securities
4.7*	Form of Subordinated Debt Securities
5.1	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered (filed herewith)
8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters (filed herewith)
23.1	Consent of Ernst & Young LLP (filed herewith)
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.3	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)
24.1	Powers of Attorney (included on the signature pages to this Registration Statement)
25.1*	Statement of eligibility and qualification on Form T-1 of Senior Debt Securities Indenture trustee
25.2*	Statement of eligibility and qualification on Form T-1 of Subordinated Debt Securities Indenture trustee

*            To be filed by amendment or incorporated by reference in connection with the offering of specific securities.

ITEM 17.  UNDERTAKINGS.

(a)            The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b)  that is part of this registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)            The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on April 25, 2019.

APPLE HOSPITALITY REIT, INC.

By:	/s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Apple Hospitality REIT, Inc., does hereby constitute and appoint Matthew P. Rash or Bryan F. Peery and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on April 25, 2019.

/s/ Justin G. Knight	President, Chief Executive Officer and Director
Justin G. Knight	(Principal Executive Officer)

/s/ Bryan F. Peery	Executive Vice President and Chief Financial Officer
Bryan F. Peery	(Principal Financial Officer and Principal Accounting Officer)

/s/ Glade M. Knight	Executive Chairman of the Board
Glade M. Knight

/s/ Glenn W. Bunting	Director
Glenn W. Bunting

/s/ Jon A. Fosheim	Director
Jon A. Fosheim

/s/ Kristian M. Gathright	Director
Kristian M. Gathright

/s/ Bruce H. Matson	Director
Bruce H. Matson

/s/ Blythe J. McGarvie	Director
Blythe J. McGarvie

/s/ Daryl A. Nickel	Director
Daryl A. Nickel

/s/ L. Hugh Redd	Director
L. Hugh Redd